Exhibit 99.1

Investor Presentation Third Quarter Ended September 30, 2017

2 SAFE HARBOR STATEMENT This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Beneficial Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in Beneficial Bancorp’s reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; our ability to control costs and expenses; changes in interest rates and capital markets; loan delinquency rates; inflation; customer acceptance of Beneficial Bank products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions and our ability to offer competitive products and pricing; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; national, regional and local economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes interim and unaudited financial information that is subject to further review by Beneficial Bancorp’s independent registered public accounting firm.

3 INVESTMENT HIGHLIGHTS Source: U.S. Census Bureau, SNL Financial Stock price as of November 3, 2017 Strong core deposits Diversified loan portfolio History of growing core deposits and commercial loans organically and via .acquisition Effectively managing credit, interest rate, and liquidity risk Oldest and largest Philadelphia-based bank Solid Franchise Country’s 6th most populous city, 7th largest metropolitan area and major center of _economic activity(1) Favorable income and age demographics Significant opportunities to grow market share Dominated by large “out of town” banks Attractive Markets Demonstrated history of stock repurchases Disciplined acquirer Attractive dividend yield Shareholder Focused Stock Price $16.30(2) Current Price to TBV: 142.5%(2) is trading below peers Compelling Valuation

4 OVERVIEW OF BENEFICIAL BANCORP Founded in 1853 Oldest and largest bank headquartered in Philadelphia #6 deposit market share in Philadelphia for all banks and thrifts Largest locally-headquartered bank or thrift by assets or deposits Source: SNL Financial Beneficial Bancorp, Inc. Headquarters 1818 Market Street, Philadelphia Beneficial Bank Pennsylvania New Jersey Delaware Philadelphia

5 OUR MARKET – GREATER PHILADELPHIA Excludes Beneficial Bank Source: U.S. Census Bureau, SNL Financial, U.S. Bureau of Labor Statistics Opportunity for Growth Both Organically and through Acquisitions in the Attractive Philadelphia MSA Philadelphia is 7th largest metropolitan region in the U.S. 66 colleges and universities in the area Median household income of $71k versus national median of $61k Community banks comprise a large portion of total institutions in Philadelphia Metro area (83 of 96) 73 of 96 Philadelphia banking institutions have less than 10 branch locations Only 10 of 96 Philadelphia banking institutions have more than 50 branch locations Beneficial is large enough to compete with the largest financial institutions Beneficial has enough capital to enhance existing branch footprint or strategically grow in other key Philadelphia/Southern New Jersey markets

BENEFICIAL TODAY – COMPETITIVE ADVANTAGE Source: SNL Financial (Philadelphia Market) 6 ($ in thousands)

STRATEGIC PRIORITIES 7 Continued focus on growing commercial loan portfolio Improving balance sheet mix Disciplined in the pricing of loan and deposit products Stay focused on operating efficiency and cost structure Improve Profitability Maintain low levels of non-performing assets Maintain strong reserves Employ prudent underwriting standards for new originations Asset Quality Maintain strong capital levels to allow strategic flexibility Invest in profitable businesses Share repurchases based on trading levels Dividends Execute acquisitions with strategic and financial fit Capital Management Leverage IT platform to improve efficiency, control, and scalability Continued focus on risk management and compliance functions Optimizing mobile banking Enhancing online capabilities with completion of website and cash management solutions Operations / Technology Educate our customers to do the right thing financially Continue to differentiate with our legacy and history in the market with our tag line “TRUE TO OUR NAME. SINCE 1853.” Highlight Beneficial’s commitment to financial education Focus on communicating our core mission to provide customers with the tools, knowledge .and guidance to help them make wise financial decisions Brand

Common Stock Repurchases First 10% stock repurchase program completed in May 2016 of which Beneficial repurchased 8.3 million shares Second 10% stock repurchase program adopted and announced in July 2016 for up to 7.8 million shares. 2.3 million shares have been repurchased to date. Dividends Declared first-ever dividend of 6 cents per share in July 2016, and 6 cent dividends in each subsequent quarter to date Will continue to evaluate future quarterly dividends based on financial performance Acquisitions Completed the acquisition of Conestoga Bank on April 14, 2016, and have successfully integrated the business Focused on in-market and contiguous market opportunities Maintain discipline on financial hurdles including earnings accretion, tangible book value dilution, earn-back period and internal rate of return CAPITAL MANAGEMENT 8

FOCUSED ON PRUDENT CAPITAL MANAGEMENT 9 Have actively reduced excess capital since the second step conversion while driving improved financial performance Capital will be deployed in the future to support organic growth, the second share repurchase plan, dividends and acquisitions

STOCK PERFORMANCE 10 Source: SNL Financial Stock has performed well since second step conversion in 2015

Q3 2017 HIGHLIGHTS Net income increased to $9.4 million and $27.3 million, or $0.13 and $0.37 per diluted share, for the three and nine months ended September 30, 2017, respectively, compared to net income of $10.1 million and $17.8 million, or $0.14 and $0.24 per diluted share, for the three and nine months ended September 30, 2016. Net interest margin totaled 3.09% and 3.06% for the three and nine months ended September 30, 2017, compared to 3.08% and 3.00% for the same periods in 2016, respectively. Margin benefited from organic loan growth, the impact of the Conestoga Bank acquisition, and continued improvement in the mix of our balance sheet. Net interest income increased $2.4 million and $13.9 million, or 5.9% and 12.5%, respectively, for the three and nine months ended September 30, 2017, compared to the same periods in the prior year primarily due to the Conestoga Bank acquisition and organic growth in our loan portfolio. During the nine months ended September 30, 2017, our loan portfolio increased $22.0 million, representing 0.73% annualized loan growth. Annualized growth of 4.0% in our commercial loan portfolio was offset by decreases in our consumer loans primarily as a result of the run-off of our discontinued indirect auto lending portfolio. Asset quality metrics continued to remain strong with non-performing assets to total assets, excluding government guaranteed student loans, of 0.36% at September 30, 2017. Net charge-offs for the nine months ended September 30, 2017 totaled $2.1 million, or 7 basis points annualized of average loans. Remained focused on deploying our capital from the second step conversion with the tangible capital to tangible assets ratio declining to 15.3% at September 30, 2017 from 15.7% as of September 30, 2016, primarily due to share repurchases and cash dividends. Tangible book value per share totaled $11.44 at September 30, 2017. 11

TRANSFORMED BALANCE SHEET COMPOSITION TO IMPROVE EARNINGS ($ in millions) ($ in millions) (1) Excludes Municipal Deposits, Time Deposits and Stock Subscription Proceeds 12 * Excludes Stock Subscription Proceeds Core Deposits (1) Loans to Deposits Ratio Loans

EARNINGS PERFORMANCE IMPROVING ($ in millions) 13 ($ in thousands) Note: As a result of the second-step conversion on January 12, 2015, all share and per share information, as appropriate, was adjusted to reflect the 1.0999 exchange ratio for preceding periods. (a): Includes merger and restructuring charges of $753 thousand for the year ended December 31, 2015. (b): Includes a $1.8 million one-time gain on the sale of an equity investment and $8.8 million of merger and restructuring charges for the year ended December 31, 2016. Return on Average Assets Efficiency Ratio Net Interest Margin Earnings (b) (a) (a) (b) (a) (b)

Excluding government guaranteed student loans, non-performing assets/total assets totaled 0.36% as of September 30, 2017 Charge-off levels remain low Reserve levels remain strong. Excluding loans acquired in the Conestoga transaction, our loan loss reserve coverage ratio totaled 1.18% as of September 30, 2017. ($ in millions) FAVORABLE ASSET QUALITY TRENDS 14 ($ in millions) ($ in millions) Non-Performing Assets Allowance for Loan Losses Net Charge-Offs

APPENDIX FINANCIAL EXHIBITS

FINANCIAL PROFILE 16

LOAN PORTFOLIO Investments in our commercial lending teams has driven organic commercial loan growth Loan Portfolio Composition as of 9/30/2017 17

CASH AND INVESTMENTS $ in thousands Have been reducing our investments and growing our loan portfolio. Cash and overnight securities increased during the quarter with the slow down in loan production. Cash and overnight investments combined with the investment portfolio represented 24.1% of the balance sheet as of September 30, 2017 Excludes Federal Home Loan Bank Stock ($ in millions) 18 ($ in millions) Cash and Overnight Securities Investment Securities(1)

SECURITIES PORTFOLIO 19 High quality investment portfolio Provides steady stream of cash flow Focused on keeping average life short (3.6 years)

DEPOSIT COMPOSITION Core deposits, excluding municipal deposits, have increased $15.8 million from December 31, 2016 20

COST OF DEPOSITS ($ in millions) 21 ($ in millions) ($ in millions) Cost of core deposits has remained stable with some increase in our time deposit rate Actively assessing and managing our deposit mix, deposit balance levels and pricing to maximize net interest margin, ROE and core deposit retention Total Deposits (excluding Municipal Deposits) Municipal Deposits Certificates of Deposit

CALCULATION OF EFFICIENCY RATIO 22

RECONCILIATION OF NON-GAAP MEASURES 23

24 For Additional Information Please Contact: Thomas Cestare, CFO @ (215)-864-6009 or tcestare@thebeneficial.com www.thebeneficial.com Corporate Headquarters: 1818 Beneficial Bank Place 1818 Market Street, 22nd Floor Philadelphia, PA 19103 ADDITIONAL INFORMATION